================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2008

                         UNIVERSAL DETECTION TECHNOLOGY
               (Exact name of Registrant as specified in charter)

         California                    000-14266                95-2746949
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification Number)

                         9595 Wilshire Blvd., Suite 700
                         Beverly Hills, California 90212
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 248-3655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

================================================================================

ITEM 8.01 OTHER EVENTS.

         On July 25, 2008, Universal Detection Technology, a California corporation (the "Company"), filed a Certificate of Amendment to its Articles of Incorporation (the "Amendment") with the Secretary of State of the State of California after stockholders approved to effect a reverse stock split of the Common Stock of the Company in the ratio of two-hundred for one (200:1). As a result of the reverse stock split, the Company's issued and outstanding Common Stock has decreased from 2,842,231,239 to 14,211,156.

         To effect the reverse stock split on the Over-the-Counter Bulletin Board ("OTCBB"), the Company's Common Stock was assigned a new trading symbol. Effective at the opening of business on Monday, July 28, 2008, the Company's new trading symbol on the OTCBB will be UNDT.

         A copy of the filed Amendment is attached as Exhibit 3.4 to this report.


ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Item
-------------   ----------------------------------------------------------------

3.4             Certificate of Amendment of Articles of Incorporation





                            [SIGNATURES PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


UNIVERSAL DETECTION TECHNOLOGY

By:   /S/ JACQUES TIZABI
      Jacques Tizabi
      Chief Executive Officer
      Dated: July 25, 2008